EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-116060), Form S-8/S-3 (No.333-81755) and Form S-8 (No. 333-127247, No.333-35632, No.333-49984, No.333-106211, No.333-116061, and No.333-116900) of Covad Communications Group, Inc. of our report dated February 24, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
     San Jose, California
     February 24, 2006